Exhibit 99.1

CONTACT:	Thomas M. Kitchen	FOR IMMEDIATE RELEASE
Stewart Enterprises, Inc.
1333 S. Clearview Parkway
Jefferson, LA 70121
504-729-1400
STEWART ENTERPRISES REPORTS RESULTS FOR SECOND QUARTER 2010
NEW ORLEANS, LA June 8, 2010 . . . Stewart Enterprises, Inc. (Nasdaq GS: STEI) reported today its results for the second quarter ended April 30, 2010.
The Company reported net earnings for the quarter ended April 30, 2010 of $8.4 million, or $.09 per diluted share, compared to net earnings of $8.9 million, or $.10 per diluted share, for the quarter ended April 30, 2009. After adjusting net earnings for certain items as discussed in the table “Reconciliation of Non-GAAP Financial Measures,” the Company reported adjusted earnings of $9.0 million, or $.10 per diluted share, for the quarter ended April 30, 2010, compared to adjusted earnings of $10.4 million, or $.11 per diluted share, for the quarter ended April 30, 2009.
Thomas J. Crawford, President and Chief Executive Officer, stated, “The performance of the underlying operations during the second quarter of 2010 of our funeral homes and cemeteries continues to indicate positive momentum while producing solid cash flow. During the second quarter of 2010, we experienced increases in both funeral and cemetery revenue and generated $23.7 million in operating cash flow. We are pleased with the quarter-over-quarter and sequential growth of our preneed funeral sales and cemetery property sales. We believe the steady growth of our average revenue per funeral service and merchandise deliveries are due to progress of our ‘Best in Class’ and continuous improvement initiatives.”
Mr. Crawford continued, “During the second quarter of 2010, as planned, we invested $1.2 million in new business initiatives, market research and additional advertising, which affected our second quarter 2010 results, but we believe will produce benefits in the future. We also are in the final stages of successfully resolving litigation that resulted in a $0.7 million charge in the second quarter of 2010. These items had a $1.9 million adverse impact on our gross profit when compared to the second quarter of 2009.”
Mr. Crawford concluded, “We also had a few items which impacted gross profit in the second quarter of 2009 which were not present in the second quarter of 2010. Last year we decreased our self-insurance reserves $1.3 million primarily as a result of favorable claims experience. Additionally, last year we experienced a $1.0 million improvement in gross profit primarily due to a high rate of completion on construction of several private mausoleums. On the other hand, during the second quarter of 2009 we incurred a $3.1 million charge to record a probable funding obligation related to our perpetual care trusts. All of us at Stewart Enterprises continue to work hard to successfully implement our new initiatives, and we remain enthused about our long-term direction.”

Highlights of the second quarter include:
•	Produced strong operating and free cash flow of $23.7 million and $20.5 million for the quarter;

•	Achieved an increase in revenue primarily by increasing merchandise deliveries by 10.1 percent and cemetery property sales by 3.9 percent;

•	Increased net preneed funeral sales 2.8 percent;

•	Realized benefits of the significant fiscal year 2009 repurchases of the Company’s senior convertible notes in the open market which led in part to a $1.5 million decrease in interest expense;

•	Decreased corporate general and administrative expenses by $1.1 million;

•	Improved trust returns with a total return of 6.5 percent in the preneed funeral and cemetery merchandise and services trusts and a total return of 5.5 percent in the perpetual care trusts, resulting in a 30.6 percent return in the Company’s merchandise and services trusts and a 33.6 percent return in the Company’s perpetual care trusts for the 12 month period ended April 30, 2010;

•	Paid a quarterly cash dividend of $.03 per share, a 20 percent increase from the second quarter of 2009.
Second Quarter Results
FUNERAL
•	Funeral revenue increased $0.1 million, or 0.1 percent, to $71.3 million.

•	The Company’s same-store funeral operations experienced a 0.8 percent increase in the same-store average revenue per funeral service, including trust earnings.

•	Same-store funeral services decreased 2.8 percent, or 398 events, which the Company believes is consistent with industry-wide data.

•	Funeral gross profit decreased $1.8 million, or 9.7 percent, to $16.7 million for the second quarter of 2010 compared to $18.5 million for the same period of 2009, primarily due to a $1.9 million increase in expenses. Expenses related to the Company’s worker’s compensation and general liability claims and reserves were higher in the second quarter of 2010 compared to the second quarter of 2009, primarily due to a $0.7 million reduction in the Company’s self-insurance reserves during the second quarter of 2009. Improvement in the Company’s claims experience enabled the Company to reduce the self-insurance reserves during the second quarter of 2009. The fiscal year 2010 self-insurance reserves have been consistent since that time. In addition, the Company experienced increased costs in the second quarter of 2010 primarily due to new business initiatives, market research, additional advertising and litigation costs, as previously discussed.

•	The cremation rate for the Company’s same-store operations increased to 42.2 percent for the second quarter of 2010 compared to 41.4 percent for the second quarter of 2009.

•	Net preneed funeral sales increased 2.8 percent during the second quarter of 2010 compared to the second quarter of 2009. Preneed funeral sales are deferred until the underlying contracts are performed and have no impact on current revenue.
CEMETERY
•	Cemetery revenue increased $1.6 million, or 2.9 percent, to $57.0 million for the second quarter of 2010 from $55.4 million for the second quarter of 2009, primarily due to a $1.1 million improvement in the reserve for cancellations, a $1.0 million increase in merchandise delivered and a $0.9 million, or 3.9 percent, increase in cemetery property sales, net of discounts. These increases were partially offset by a $2.2 million decrease in construction during the period on various cemetery projects primarily due to a high rate of completion on construction of several private mausoleums completed in the second quarter of 2009.

•	Cemetery gross profit increased $1.1 million, or 15.5 percent, to $8.2 million for the second quarter of 2010. This compares to $7.1 million of cemetery gross profit for the same period of 2009, which included a $3.1 million charge to record the Company’s probable funding obligation related to the Company’s perpetual care trusts. In addition, the Company experienced a $1.0 million improvement in gross profit during the second quarter of 2009 primarily due to a high rate of completion on construction of several private mausoleums. Expenses related to the Company’s worker’s compensation and general liability claims and reserves were higher in the second quarter of 2010 compared to the second quarter of 2009, primarily due to a $0.6 million reduction in the Company’s self-insurance reserves during the second quarter of 2009, for the reasons described above. The Company also experienced increased costs in the second quarter of 2010 primarily due to new business initiatives, market research, additional advertising and litigation costs, as previously discussed.
OTHER
•	Corporate general and administrative expenses decreased $1.1 million to $5.9 million for the quarter ended April 30, 2010 largely due to a decrease in information technology costs and training costs related to the Company’s implementation of a new business system in the prior year, coupled with a decline in incentive compensation and employee benefits.

•	Interest expense decreased $1.5 million to $5.9 million during the second quarter of fiscal year 2010 primarily due to the significant repurchases of the Company’s senior convertible notes in the open market that occurred during the last nine months of fiscal year 2009.

•	The effective tax rate for the quarter ended April 30, 2010 was 37.1 percent compared to 38.5 percent for the same period in 2009. The decrease in the tax rate is primarily due to a tax valuation allowance recorded in the second quarter of 2009.

•	In the second quarter of fiscal year 2009, the Company purchased $4.0 million aggregate principal amount of its 3.125 percent senior convertible notes due 2014 and $18.6 million aggregate principal amount of its 3.375 percent senior convertible notes due 2016 in the open market. As a result, the Company recorded a $3.4 million net gain on early extinguishment of debt during the quarter ended April 30, 2009.

•	Effective November 1, 2009, the Company adopted Financial Accounting Standards Board guidance that relates to the Company’s 2014 and 2016 senior convertible notes, and applied the change retrospectively for all periods presented. For additional information, see Notes 2 and 13 of the Company’s Form 10-Q for the quarter ended April 30, 2010. Accordingly, the “Interest expense” line item on the three months ended April 30, 2009 statement of earnings has been adjusted from a reported balance of $5.9 million to an adjusted balance of $7.4 million, a difference of $1.5 million, or $.01 per diluted share. The “Interest expense” line item on the three months ended April 30, 2010 statement of earnings would have been $4.8 million if the Company had not adopted the new accounting principle, a difference of $1.1 million, or $.01 per diluted share. The accounting change had no impact on cash interest paid; therefore, the economic cost of the underlying debt remains the same.
Year to Date Results
FUNERAL
•	Funeral revenue increased $0.5 million, or 0.3 percent, to $143.5 million.

•	The Company’s same-store funeral operations achieved a 0.1 percent increase in the same-store average revenue per funeral service, including trust earnings, primarily due to an increase in trust earnings.

•	Same-store funeral services performed decreased 2.0 percent, or 576 events, which the Company believes is consistent with industry-wide data.

•	For the first six months of fiscal 2010, the Company realized a $0.6 million increase in earnings related to trust activities in the funeral segment.

•	Funeral gross profit decreased $0.8 million, or 2.2 percent, to $36.0 million for the first six months of 2010 compared to $36.8 million for the same period of fiscal 2009 primarily due to a $1.3 million increase in expenses, partially offset by the increase in revenue, as noted above. Expenses related to the Company’s worker’s compensation and general liability claims and reserves were higher in the first six months of fiscal 2010 compared to the first six months of fiscal 2009, primarily due to a $0.7 million reduction in the Company’s self-insurance reserves during the first six months of 2009, for the reasons previously discussed. In addition, the Company experienced increased costs in the first six months of 2010 primarily due to new business initiatives, market research, additional advertising and litigation costs, as previously discussed.

•	The cremation rate for the Company’s same-store operations was 41.8 percent for the first six months of fiscal 2010 compared to 40.9 percent for the same period of fiscal 2009.

•	Net preneed funeral sales increased 0.7 percent during the first half of fiscal 2010 compared to the first half of fiscal 2009. Preneed funeral sales are deferred until the underlying contracts are performed and have no impact on current revenue.
CEMETERY
•	Cemetery revenue increased $6.3 million, or 6.1 percent, to $109.3 million for the first six months of fiscal 2010. This increase is due primarily to a $2.7 million, or 6.5 percent, increase in cemetery property sales, net of discounts, a $2.4 million increase in cemetery merchandise delivered and a $1.4 million improvement in the reserve for cancellations. These increases were partially offset by a $1.6 million decrease in construction during the period on various cemetery projects primarily due to a high rate of completion on construction of several private mausoleums completed in the first six months of 2009.

•	Cemetery gross profit increased $2.2 million, or 18.5 percent, to $14.1 million in the first six months of 2010. This compares to $11.9 million of cemetery gross profit for the first six months of 2009, which included a $3.2 million charge in the first six months of fiscal year 2009 to record the Company’s probable funding obligation related to the Company’s perpetual care trusts. Expenses related to the Company’s worker’s compensation and general liability claims and reserves were higher in the first six months of fiscal 2010 compared to the first six months of fiscal 2009, primarily due to a $0.7 million reduction in the Company’s self-insurance reserves during the first six months of 2009, for the reasons previously discussed. In addition, the Company experienced increased costs in the first six months of 2010 primarily due to new business initiatives, market research, additional advertising and litigation costs, as previously discussed.
OTHER
•	Corporate general and administrative expenses decreased $2.0 million to $12.5 million for the first six month period of fiscal 2010 primarily due to a decrease in information technology costs and training costs related to the Company’s implementation of a new business system in the prior year.

•	Interest expense decreased $2.4 million to $12.4 million during the first six months of fiscal year 2010 primarily due to the significant repurchases of the Company’s senior convertible notes in the open market that occurred during the last nine months of fiscal year 2009.

•	The effective tax rate for the six months ended April 30, 2010 was 38.3 percent compared to 39.5 percent for the same period in 2009. The decrease in the tax rate is primarily due to a tax valuation allowance recorded in the first six months of 2009.

•	During the first six months of fiscal year 2009, the Company purchased $4.0 million aggregate principal amount of its 3.125 percent senior convertible notes due 2014 and $18.6 million aggregate principal amount of its 3.375 percent senior convertible notes due 2016 in the open market. As a result, the Company recorded a $3.4 million net gain on early extinguishment of debt during the six months ended April 30, 2009.

•	Effective November 1, 2009, the Company adopted Financial Accounting Standards Board guidance that relates to the Company’s 2014 and 2016 senior convertible notes, and applied the change retrospectively for all periods presented, as previously discussed. Accordingly, the “Interest expense” line item on the six months ended April 30, 2009 statement of earnings has been adjusted from a reported balance of $11.8 million to an adjusted balance of $14.8 million, a difference of $3.0 million, or $.02 per diluted share. The “Interest expense” line item on the six months ended April 30, 2010 statement of earnings would have been $10.2 million if the Company had not adopted the new accounting principle, a difference of $2.2 million, or $.02 per diluted share. The accounting change had no impact on cash interest paid; therefore, the economic cost of the underlying debt remains the same.

Depreciation and Amortization
•	Depreciation and amortization was $6.6 million for the second quarter of 2010 compared to $7.0 million for the second quarter of 2009.

•	Depreciation and amortization was $13.2 million for the first six months of 2010 compared to $14.0 million for the first six months of 2009.
Cash Flow Results and Debt for Total Operations
•	Cash flow provided by operating activities for the second quarter of fiscal year 2010 was $23.7 million compared to $21.8 million for the same period of last year. The increase in operating cash flow is primarily due to a $2.9 million decrease in net tax payments in the second quarter of 2010 due to effective tax planning strategies. The Company paid $2.5 million in net tax payments in the second quarter of 2009 compared to receiving $0.4 million of net tax refunds in the second quarter of 2010.

•	Cash flow provided by operating activities for the first six months of 2010 was $26.5 million compared to $29.1 million for the same period of last year. The decrease in operating cash flow is largely due to an increase in working capital, partly driven by a $4.3 million change in receivables during the first six months of fiscal 2010 due in part to the improved cemetery property sales, which are typically financed. This decrease is partially offset by a $3.8 million decrease in net tax payments in the first six months of fiscal 2010 due to effective tax planning strategies. The Company paid $3.4 million in net tax payments for the first six months of 2009 compared to receiving $0.4 million of net tax refunds in the first six months of 2010.

•	Free cash flow was $20.5 million during the second quarter of 2010 compared to $18.4 million for the second quarter of 2009.

•	Free cash flow was $20.3 million for the first six months of fiscal year 2010 compared to $22.6 million for the same period last year.

•	During the second quarter of 2010, the Company paid $2.8 million, or $.030 per share, in dividends compared to $2.3 million, or $.025 per share, in dividends during the second quarter of 2009.

•	During the first six months of 2010, the Company paid $5.6 million, or $.060 per share, in dividends compared to $4.6 million, or $.050 per share, in dividends during the first half of 2009.

•	As of June 8, 2010, the Company has repurchased $88.6 million aggregate principal amount of its senior convertible notes in the open market at substantial discounts, including purchases of $6.0 million in fiscal year 2010.
Trust Performance
The following returns include realized and unrealized gains and losses:
•	For the quarter ended April 30, 2010, the Company’s preneed funeral and cemetery merchandise and services trusts experienced a total return of 6.5 percent, and its perpetual care trusts experienced a total return of 5.5 percent.

•	For the last twelve months ended April 30, 2010, the Company’s preneed funeral and cemetery merchandise and services trusts experienced an annual total return of 30.6 percent, and its perpetual care trusts experienced an annual total return of 33.6 percent.

•	For the last five years ended April 30, 2010, the Company’s preneed funeral and cemetery merchandise and services trusts experienced an annual total return of 2.9 percent, and its perpetual care trusts experienced an annual total return of 3.7 percent.

•	For the last twelve months ended April 30, 2010, the fair market value of the Company’s portfolio improved $155.5 million to a fair market value of $783.8 million.

Founded in 1910, Stewart Enterprises is the second largest provider of products and services in the death care industry in the United States. The Company currently owns and operates 218 funeral homes and 140 cemeteries in the United States and Puerto Rico. Through its subsidiaries, the Company provides a complete range of funeral and cremation merchandise and services, along with cemetery property, merchandise and services, both at the time of need and on a preneed basis.
Stewart Enterprises, Inc. will host its quarterly conference call for investors to discuss second quarter results on Wednesday, June 9, 2010 at 10 a.m. Central Standard Time. The teleconference dial-in number is 1-877-856-1958. To participate, please call the number at least 15 minutes prior to the call. If you are calling from outside the United States, the dial-in number is 1-719-325-4836. A replay of the call will be available by dialing 1-888-203-1112 (from within the continental United States) or 1-719-457-0820 (from outside the continental United States), and using pass code 4857148 until June 16, 2010 at 10:59 p.m. Central Standard Time. Interested parties will also have the opportunity to listen to the live conference call via the Internet through Stewart Enterprises’ website http://www.stewartenterprises.com. To listen to the live call, please go to the website at least 15 minutes early to register, download and install any necessary audio software. A replay will be available at this website shortly following the conference call and will be available at the website until July 9, 2010.

STEWART ENTERPRISES, INC.
AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS
(Unaudited)
(Dollars in thousands, except per share amounts)

	Three Months Ended April 30,
	2010	2009
		(As Adjusted)
Revenues:
Funeral	$71,386	$71,240
Cemetery	56,973	55,378

	128,359	126,618

Costs and expenses:
Funeral	54,641	52,715
Cemetery	48,802	48,308

	103,443	101,023

Gross profit	24,916	25,595
Corporate general and administrative expenses	(5,948)	(7,006)
Hurricane related charges, net	(32)	(205)
Separation charges	—	(275)
Net impairment losses on dispositions	—	(35)
Other operating income, net	265	304

Operating earnings	19,201	18,378
Interest expense	(5,891)	(7,366)
Gain on early extinguishment of debt	—	3,384
Investment and other income, net	36	32

Earnings before income taxes	13,346	14,428
Income taxes	4,955	5,562

Net earnings	$8,391	$8,866

Net earnings per common share:
Basic	$.09	$.10

Diluted	$.09	$.10

Weighted average common shares outstanding (in thousands):
Basic	92,113	91,888

Diluted	92,387	91,888

Dividends declared per common share	$.030	$.025

The 2009 condensed consolidated statement of earnings has been adjusted to reflect the impact of the accounting changes discussed in Note 2 of the Company’s Form 10-Q for the quarter ended April 30, 2010.

STEWART ENTERPRISES, INC.
AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS
(Unaudited)
(Dollars in thousands, except per share amounts)

	Six Months Ended April 30,
	2010	2009
		(As Adjusted)
Revenues:
Funeral	$143,494	$142,990
Cemetery	109,265	102,958

	252,759	245,948

Costs and expenses:
Funeral	107,552	106,210
Cemetery	95,122	91,060

	202,674	197,270

Gross profit	50,085	48,678
Corporate general and administrative expenses	(12,502)	(14,512)
Hurricane related charges, net	(32)	(520)
Separation charges	—	(275)
Net impairment losses on dispositions	—	(98)
Other operating income, net	444	563

Operating earnings	37,995	33,836
Interest expense	(12,347)	(14,761)
Gain on early extinguishment of debt	17	3,384
Investment and other income, net	60	73

Earnings before income taxes	25,725	22,532
Income taxes	9,847	8,900

Net earnings	$15,878	$13,632

Net earnings per common share:
Basic	$.17	$.15

Diluted	$.17	$.15

Weighted average common shares outstanding (in thousands):
Basic	92,082	91,856

Diluted	92,332	91,865

Dividends declared per common share	$.06	$.05

The 2009 condensed consolidated statement of earnings has been adjusted to reflect the impact of the accounting changes discussed in Note 2 of the Company’s Form 10-Q for the quarter ended April 30, 2010.

STEWART ENTERPRISES, INC.
AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
(Dollars in thousands, except per share amounts)

	April 30,	October 31,
ASSETS	2010	2009
		(As Adjusted)
Current assets:
Cash and cash equivalents	$64,559	$62,808
Certificates of deposit and marketable securities	10,411	—
Receivables, net of allowances	56,138	59,439
Inventories	36,374	36,156
Prepaid expenses	9,019	6,748
Deferred income taxes, net	24,693	21,715

Total current assets	201,194	186,866
Receivables due beyond one year, net of allowances	61,625	63,011
Preneed funeral receivables and trust investments	413,799	389,512
Preneed cemetery receivables and trust investments	205,941	193,417
Goodwill	247,236	247,236
Cemetery property, at cost	384,652	385,977
Property and equipment, at cost:
Land	43,677	43,677
Buildings	333,861	329,685
Equipment and other	189,560	187,100

	567,098	560,462
Less accumulated depreciation	272,985	261,005

Net property and equipment	294,113	299,457
Deferred income taxes, net	100,785	113,398
Cemetery perpetual care trust investments	224,190	205,476
Other assets	13,517	14,654

Total assets	$2,147,052	$2,099,004

(continued)
The 2009 condensed consolidated balance sheet has been adjusted to reflect the impact of the accounting changes discussed in Note 2 of the Company’s Form 10-Q for the quarter ended April 30, 2010.

STEWART ENTERPRISES, INC.
AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
(Dollars in thousands, except per share amounts)

	April 30,	October 31,
LIABILITIES AND SHAREHOLDERS’ EQUITY	2010	2009
		(As Adjusted)
Current liabilities:
Current maturities of long-term debt	$5	$5
Accounts payable and accrued expenses	21,554	25,604
Accrued payroll and other benefits	10,542	15,200
Accrued insurance	20,182	20,504
Accrued interest	4,452	4,561
Estimated obligation to fund cemetery perpetual care trust	13,489	14,010
Other current liabilities	12,183	14,099
Income taxes payable	1,616	2,028

Total current liabilities	84,023	96,011
Long-term debt, less current maturities	341,014	339,721
Deferred preneed funeral revenue	245,721	247,825
Deferred preneed cemetery revenue	261,285	266,964
Deferred preneed funeral and cemetery receipts held in trust	551,715	514,787
Perpetual care trusts’ corpus	222,787	204,168
Other long-term liabilities	19,801	20,871

Total liabilities	1,726,346	1,690,347

Commitments and contingencies

Shareholders’ equity:
Preferred stock, $1.00 par value, 5,000,000 shares authorized; no shares issued	—	—
Common stock, $1.00 stated value:
Class A authorized 200,000,000 shares; issued and outstanding 89,607,802 and 89,128,700 shares at April 30, 2010 and October 31, 2009, respectively	89,608	89,129
Class B authorized 5,000,000 shares; issued and outstanding 3,555,020 shares at April 30, 2010 and October 31, 2009; 10 votes per share convertible into an equal number of Class A shares	3,555	3,555
Additional paid-in capital	556,755	561,063
Accumulated deficit	(229,247)	(245,125)
Accumulated other comprehensive income:
Unrealized appreciation of investments	35	35

Total accumulated other comprehensive income	35	35

Total shareholders’ equity	420,706	408,657

Total liabilities and shareholders’ equity	$2,147,052	$2,099,004

STEWART ENTERPRISES, INC.
AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(Dollars in thousands, except per share amounts)

	Six Months Ended April 30,
	2010	2009
		(As Adjusted)
Cash flows from operating activities:
Net earnings	$15,878	$13,632
Adjustments to reconcile net earnings to net cash provided by operating activities:
Net impairment losses on dispositions	—	98
Gain on early extinguishment of debt	(17)	(3,384)
Depreciation and amortization	13,194	13,968
Non-cash interest and amortization of discount on senior convertible notes	3,046	3,810
Provision for doubtful accounts	2,406	4,344
Share-based compensation	1,500	1,259
Excess tax benefits from share-based payment arrangements	(26)	—
Provision for deferred income taxes	8,395	1,791
Estimated obligation to fund cemetery perpetual care trust	—	3,200
Other	12	157
Changes in assets and liabilities:
Decrease in receivables	754	5,041
Increase in prepaid expenses	(2,271)	(2,915)
(Increase) decrease in inventories and cemetery property	1,106	(515)
Federal income tax refunds	1,600	134
Decrease in accounts payable and accrued expenses	(11,501)	(10,382)
Net effect of preneed funeral production and maturities:
Decrease in preneed funeral receivables and trust investments	5,925	15,895
Decrease in deferred preneed funeral revenue	(2,104)	(743)
Decrease in deferred preneed funeral receipts held in trust	(6,926)	(14,018)
Net effect of preneed cemetery production and deliveries:
Decrease in preneed cemetery receivables and trust investments	793	7,584
Decrease in deferred preneed cemetery revenue	(5,679)	(7,595)
Increase (decrease) in deferred preneed cemetery receipts held in trust	325	(4,433)
Increase in other	45	2,156

Net cash provided by operating activities	26,455	29,084

Cash flows from investing activities:
Proceeds from sales of marketable securities	250	—
Purchases of certificates of deposit and marketable securities	(10,661)	(99)
Proceeds from sale of assets	—	494
Purchase of subsidiaries and other investments, net of cash acquired	—	(1,623)
Additions to property and equipment	(8,366)	(10,729)
Other	50	28

Net cash used in investing activities	(18,727)	(11,929)

Cash flows from financing activities:
Repayments of long-term debt	(847)	(13,538)
Retirement of common stock warrants	(107)	(1,182)
Issuance of common stock	471	149
Retirement of call options	107	1,261
Debt refinancing costs	(38)	—
Dividends	(5,589)	(4,636)
Excess tax benefits from share-based payment arrangements	26	—

Net cash used in financing activities	(5,977)	(17,946)

Net increase (decrease) in cash	1,751	(791)
Cash and cash equivalents, beginning of period	62,808	72,574

Cash and cash equivalents, end of period	$64,559	$71,783

Supplemental cash flow information:
Cash paid (received) during the period for:
Income taxes, net	$(430)	$3,374
Interest	$9,728	$11,798

Non-cash investing and financing activities:
Issuance of common stock to executive officers and directors	$414	$305
Issuance of restricted stock, net of forfeitures	$931	$52
The 2009 condensed consolidated statement of cash flow has been adjusted to reflect the impact of the accounting changes discussed in Note 2 of the Company’s Form 10-Q for the quarter ended April 30, 2010.

STEWART ENTERPRISES, INC.
AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
FOR THE PERIODS ENDED APRIL 30, 2010 AND 2009
(Unaudited)
The Company recorded several items during the three and six months ended April 30, 2010 and 2009 that impacted earnings including unusual items such as perpetual care funding obligations and tax valuation charges and non-recurring items such as gains on the early extinguishment of debt, hurricane related charges and separation pay. The Company is presenting adjusted earnings in the table below to eliminate the effects of the specified items, which are not comparable from one period to the next.

	Three Months Ended April 30,				Six Months Ended April 30,
Adjusted Balances are Net of Tax(1)	2010		2009		2010		2009
	millions	per share	millions	per share	millions	per share	millions	per share
Consolidated net earnings	$8.4	$.09	$8.9	$.10	$15.9	$.17	$13.6	$.15
Add: Interest adjustment related to the current year accounting change(2)	0.7	.01	0.9	.01	1.3	.02	1.9	.02

Adjusted consolidated net earnings	$9.1	$.10	$9.8	$.11	$17.2	$.19	$15.5	$.17

Subtract: Gain on early extinguishment of debt	—	—	(2.2)	(.02)	—	—	(2.1)	(.02)
Add: Hurricane related charges, net	—	—	0.1	—	—	—	0.3	—
Add: Perpetual care funding obligation	—	—	2.0	.02	—	—	2.0	.02
Add: Separation charges	—	—	0.2	—	—	—	0.2	—
Add: Tax valuation charge	(0.1)	—	0.5	—	0.2	—	0.9	.01

Adjusted earnings	$9.0	$.10	$10.4	$.11	$17.4	$.19	$16.8	$.18

(1)	The tax rate associated with the Company’s adjustments related to the gain on the early extinguishment of debt, hurricane related charges, perpetual care funding obligation and separation charges was 37.5 percent for the three and six months ended April 30, 2010 and 35.2 percent and 36.0 percent for the three and six months ended April 30, 2009, respectively.

(2)	The Company adopted Financial Accounting Standards Board guidance that relates to the Company’s senior convertible notes. For additional information, see Note 2 of the Company’s Form 10-Q for the quarter ended April 30, 2010. The tax rate associated with the Company’s interest adjustment related to the current year accounting change was 37.5 percent for the three and six months ended April 30, 2010 and 36.0 percent for the three and six months ended April 30, 2009.

STEWART ENTERPRISES, INC.
AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
FOR THE PERIODS ENDED APRIL 30, 2010 AND 2009
(Unaudited)
Free cash flow is defined as net cash provided by operating activities less maintenance capital expenditures. Management believes that free cash flow is a useful measure of the Company’s ability to repay debt, make strategic investments, repurchase stock or pay dividends (subject to the restrictions in its debt agreements). The following table provides a reconciliation between net cash provided by operating activities (the GAAP financial measure that the Company believes is most directly comparable to free cash flow) and free cash flow for the three and six months ended April 30, 2010 and 2009:

	Three Months Ended		Six Months Ended
Free Cash Flow	April 30,		April 30,
(Dollars in millions)	2010	2009	2010	2009
Net cash provided by operating activities (1)	$23.7	$21.8	$26.5	$29.1
Less: Maintenance capital expenditures	(3.2)	(3.4)	(6.2)	(6.5)

Free cash flow	$20.5	$18.4	$20.3	$22.6

(1)	Cash flow provided by operating activities for the second quarter of fiscal year 2010 was $23.7 million compared to $21.8 million for the same period of last year. The increase in operating cash flow is primarily due to a $2.9 million decrease in net tax payments in the second quarter of 2010 due to effective tax planning strategies. The Company paid $2.5 million in net tax payments in the second quarter of 2009 compared to receiving $0.4 million of net tax refunds in the second quarter of 2010.

Cash flow provided by operating activities for the first six months of 2010 was $26.5 million compared to $29.1 million for the same period of last year. The decrease in operating cash flow is largely due to an increase in working capital, partly driven by a $4.3 million change in receivables during the first six months of fiscal 2010 due in part to the improved cemetery property sales, which are typically financed. This decrease is partially offset by a $3.8 million decrease in net tax payments in the first six months of fiscal 2010 due to effective tax planning strategies. The Company paid $3.4 million in net tax payments for the first six months of 2009 compared to receiving $0.4 million of net tax refunds in the first six months of 2010.

CAUTIONARY STATEMENTS
This press release includes forward-looking statements that are generally identifiable through the use of words such as “believe,” “expect,” “intend,” “plan,” “estimate,” “anticipate,” “project,” “will” and similar expressions. These forward-looking statements rely on assumptions, estimates and predictions that could be inaccurate and that are subject to risks and uncertainties that could cause actual results to differ materially from our goals or forecasts. These risks and uncertainties include, but are not limited to:
•	effects on our trusts and escrow accounts of changes in stock and bond prices and interest and dividend rates;

•	effects of the substantial decline in market value of our trust assets since the third quarter of fiscal year 2008, including:
•	decreased future cash flow and earnings as a result of reduced earnings from our trusts and trust fund management;

•	the potential to realize additional losses and additional cemetery perpetual care funding obligations and tax valuation allowances;
•	effects on at-need and preneed sales of a weakened economy;

•	effects on revenue due to the changes in the number of deaths in our markets and decline in funeral call volume;

•	effects on our revenue and earnings of the continuing national trend toward increased cremation and the increases in the percentage of cremations performed by us that are inexpensive direct cremations;

•	effects on cash flow and earnings as a result of increased costs, particularly costs related to health care;

•	effects on our market share, prices, revenues and margins of intensified price competition or improved advertising and marketing by competitors, including low-cost casket providers and increased offerings of products or services over the Internet;

•	risk of loss due to hurricanes and other natural disasters;

•	effects of the call options the Company purchased and the warrants the Company sold on our Class A common stock and the effects of the outstanding warrants on the ownership interest of our current stockholders;

•	our ability to pay future dividends on and repurchase our common stock;

•	our ability to consummate significant acquisitions of or investments in death care or related businesses successfully;

•	the effects on us as a result of our industry’s complex accounting model;
and other risks and uncertainties described in our Form 10-K for the year ended October 31, 2009, our Form 10-Q for the quarter ended April 30, 2010 and our other filings with the SEC. We disclaim any obligation or intent to update or revise any forward-looking statements in order to reflect events or circumstances after the date of this release.